Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 4,331,000,000.00	0.0001531	$ 663,076.10
Fees Previously Paid
	Total Transaction Valuation:	$ 4,331,000,000.00
	Total Fees Due for Filing:			$ 663,076.10
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 663,076.10
	Net Fee Due:			$ 0.00
Offering Note
[1]	This valuation assumes the exchange of all of the $1,957,197,000 and $2,908,799,000 aggregate principal amount of the outstanding 0% Convertible Notes due 2025 issued by DISH Network Corporation (the "DISH Network 2025 Notes") and 3.375% Convertible Notes due 2026 issued by DISH Network Corporation (the "DISH Network 2026 Notes") for up to $2,381,000,000 aggregate principal amount of 6.75% Senior Secured Notes due 2030 to be issued by EchoStar Corporation and $1,950,000,000 aggregate principal amount of 3.875% Convertible Secured Notes due 2030 to be issued by EchoStar Corporation, pursuant to the exchange offers described in the prospectus forming a part of the registration statement filed by EchoStar Corporation on Form S-4, which was initially filed on October 10, 2024, relating to the transactions described on the Schedule TO with which this exhibit is filed. The valuation, estimated solely for the purpose of calculating the filing fee, assumes the entire aggregate principal amount of DISH Network 2025 Notes and DISH Network 2026 Notes are exchanged in the exchange offers. Calculated at $153.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Exchange Act, as modified by Fee Rate Advisory No. 1 for fiscal year 2025.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		S-4	333-282596	10/11/2024		$ 663,076.10
Fee Offset Sources		EchoStar Corp	S-4	333-282596		10/11/2024		$ 663,076.10
Explanation of the basis for claimed offset:
[1]	Previously paid with registration statement on Form S-4 (No. 333-282596) on Oct. 11 2024.